Exhibit 99.1

CalciMedica Announces Relisting on Nasdaq

June 12, 2023 11:30 AM EDT

LA JOLLA, Calif., June 12, 2023 (GLOBE NEWSWIRE) – CalciMedica Inc. (“CalciMedica”) (OTCQB: CALC), a clinical-stage biopharmaceutical company focused on developing therapies for life-threatening inflammatory diseases with high unmet need, today announced that The Nasdaq Stock Market LLC has approved CalciMedica’s application for the relisting of the Company’s common stock on the Nasdaq Capital Market. The Company’s common stock is expected to commence trading on the Nasdaq Capital Market at the opening of trading on Wednesday, June 14, 2023, under the ticker symbol “CALC”. CalciMedica’s common stock will continue to trade on the OTCQB until market close on the date before listing on the Nasdaq Stock Market under the ticker symbol “CALC”.

“We are pleased that we are regaining our listing on Nasdaq, an achievement that benefits shareholders and the CalciMedica organization at large,” said Rachel Leheny, Chief Executive Officer of CalciMedica. “The relisting improves trading liquidity, offers a broad range of investors access to our shares and strengthens our ability to continue executing on our strategy. With multiple ongoing clinical trials of Auxora, we remain focused on driving long-term shareholder value as we work to improve the lives of patients with life-threatening inflammatory diseases.”

To learn more about CalciMedica, please visit our updated website at https://calcimedica.com/

About CalciMedica

CalciMedica is a clinical-stage biopharmaceutical company focused on developing therapies for life-threatening inflammatory diseases with high unmet need. CalciMedica’s proprietary technology targets the inhibition of CRAC channels designed to modulate the immune response and protect against tissue cell injury, with the potential to provide therapeutic benefits in life-threatening inflammatory diseases for which there are currently no approved therapies. CalciMedica’s lead product candidate Auxora, a proprietary, intravenous-formulated CRAC channel inhibitor, has demonstrated positive and consistent clinical results in four completed efficacy clinical trials. Auxora is in development for acute pancreatitis with systemic inflammatory response syndrome and asparaginase-associated pancreatitis. CalciMedica was founded by scientists from Torrey Pines Therapeutics and the Harvard CBR Institute for Biomedical Research, and is headquartered in La Jolla, CA. For more information, please visit www.calcimedica.com.

Forward-Looking Statements

This communication contains forward-looking statements which include, but are not limited to, statements regarding CalciMedica’s listing of its shares of common stock on Nasdaq; the impact of the listing; CalciMedica’s business strategy and clinical development plans; the design and potential benefits of CalciMedica’s product candidates; and CalciMedica’s ongoing and planned clinical trials. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. CalciMedica’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of CalciMedica to maintain compliance with the Nasdaq continued listing standards; the impact of fluctuations in global financial markets on CalciMedica’s business and the actions it may take in response thereto; CalciMedica’s ability to execute its plans and strategies; the ability to obtain and maintain regulatory approval for CalciMedica’s product candidates; results from clinical trials may not be indicative of results that may be observed in the future; potential safety and other complications from CalciMedica’s product candidates; economic, business, competitive, and/or regulatory factors affecting the business of CalciMedica generally; CalciMedica’s ability to protect its intellectual property position; and the impact of government laws and regulations. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in CalciMedica’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and elsewhere in CalciMedica’s subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on CalciMedica’s web page at ir.calcimedica.com/financials-filings/sec-filings.

CalciMedica Contact:

Investors and Media

Argot Partners

Sarah Sutton/Kevin Murphy

calcimedica@argotpartners.com

(212) 600-1902

Website design

Mike Scheiner

Founder, ScheinerInc.

https://scheinerinc.com

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